SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the registrant   [ X ]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential,  for  use of the  Commission  Only  (as  permitted  by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to rule 240.14a-11(c) or rule 240.14a-12

                             1st Source Corporation
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)


     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
      (1) Title of each class of securities to which transaction applies:
      ------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:
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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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      (5) Total fee paid:

       ------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid:
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

                                                          1st Source Corporation
                                                       100 North Michigan Street
                                                            Post Office Box 1602
                                                       South Bend, Indiana 46634

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

TO THE SHAREHOLDERS OF 1ST SOURCE CORPORATION:

The Annual Meeting of the Shareholders of 1st Source Corporation will be held at the 1st Source Center, 4th Floor Boardroom, 100 North Michigan Street, South Bend, Indiana, on April 25, 2002, at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

1. ELECTION OF DIRECTORS. Election of one director for a term expiring in 2004 and four directors for terms expiring in 2005.

2. OTHER BUSINESS. Such other matters as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 19, 2002, are entitled to vote at the meeting.

By Order of the Board of Directors,

John B. Griffith
Secretary

South Bend, Indiana
March 12, 2002

 PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, NEVERTHELESS, VOTE IN
                PERSON AND REVOKE A PREVIOUSLY SUBMITTED PROXY.

                                PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of 1st Source Corporation ("1st Source"), to be held on April 25, 2002, at 10:00 a.m. local time, at the 1st Source Center, 4th Floor Boardroom, South Bend, Indiana. Only Shareholders of record at the close of business on February 19, 2002, will be eligible to vote at the Annual Meeting. The voting securities of 1st Source consist only of Common Stock, of which 21,060,283 shares were outstanding on the record date. Each Shareholder of record on the record date will be entitled to one vote for each share. Cumulative voting is not authorized. The approximate date for making available this Proxy Statement and the form of proxy to Shareholders is March 12, 2002. With respect to each matter to be acted upon at the meeting, abstentions on properly executed proxy cards will be counted for determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

The cost of solicitation of proxies will be borne by 1st Source. In addition to the use of mails, proxies may be solicited through personal interview, telephone, and telegraph by directors, officers and regular employees of 1st Source without additional remuneration therefor.

                                  REVOCABILITY

Shareholders may revoke their proxies at any time prior to the meeting by giving written notice to John B. Griffith, Secretary; 1st Source Corporation; Post Office Box 1602; South Bend, Indiana 46634, or by voting in person at the meeting.

                        PERSONS MAKING THE SOLICITATION

This solicitation is being made by the Board of Directors of 1st Source.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Ownership of beneficial owners of more than 5% of the Common Stock outstanding at February 19, 2002:


Name and Address                         Type of Ownership                   Amount            % of Class

Ernestine M. Raclin (1)                      Indirect(2)                   5,780,316            27.45 %
100 North Michigan Street
South Bend, IN  46601

Christopher J. Murphy III                    Direct                          720,733             3.42 %
100 North Michigan Street
South Bend, IN  46601                        Indirect(3)                   1,605,948             7.63 %
                                             Total                         2,326,681            11.05 %

1st Source Bank as Trustee                   Direct                        1,230,785             5.84 %
for the 1st Source
Corporation Employees'
Profit Sharing Plan and Trust

(1) Mrs. Raclin is the mother-in-law of Mr. Murphy.

(2) Owned indirectly by Mrs. Raclin who disclaims beneficial ownership thereof. Most of these securities are held in trusts, of which 1st Source Bank is the trustee and has sole voting power. While Mrs. Raclin is an income beneficiary of many of these trusts, the ultimate benefit and ownership will reside in her children and grandchildren.

(3) Owned indirectly by Mr. Murphy who disclaims beneficial ownership thereof. The securities are held by Mr. Murphy's wife and children, or in trust for the benefit of his wife and children. Mr. Murphy is not a current income beneficiary of most of the trusts.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The Board of Directors knows of no matters to come before the Annual
Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, nor executive officer of 1st Source has any special interest in any matter to be voted upon other than election to the Board of Directors. Directors, executive officers, and voting trustees have indicated that they intend to vote for all directors as listed in Proposal Number 1.

                    PROPOSAL NUMBER 1:ELECTION OF DIRECTORS

The Board of Directors is divided into three (3) groups of directors whose terms expire at different times. At the 2002 Annual Meeting, one (1) director is to be elected for a term expiring in 2004 and four (4) directors are to be reelected for terms expiring in 2005, or until the qualification and election of a successor. Directors will be elected by a plurality of the votes cast.

The following information is submitted for each nominee as well as each director and each non-director executive officer continuing in office.



                                                                                        Beneficial Ownership
                                                                                      of Equity Securities (1)
                                                                      Year
                                                                    in Which
                                                                  Directorship         Common        % of
Name                     Age       Principal Occupation (3)         Assumed           Stock(2)       Class

                                         NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS

Term Expiring in April, 2004
Toby S. Wilt              57             Chairman, Christie Cookie                      1,000         *
                                         Company (gourmet foods);
                                         President, TSW Investment
                                         Company; and Director,
                                         Outback Steakhouse, Inc.


Mr. Wilt is a graduate of Vanderbilt University. He began his career as a senior accountant with Ernst & Ernst in 1969. His involvement in banking started in 1978 and he has served as a director of a variety of banks and bank holding companies ranging in size from a few hundred million dollars in assets to over $50 billion. He has served on all critical committees of these companies, including Audit, Executive and Compensation. He has also served as a director of numerous other public and private companies and organizations. Mr. Wilt was the 2001 chairman of the World Presidents Organization.

                                        NOMINEES FOR REELECTION TO THE BOARD OF DIRECTORS

Terms Expiring in April, 2005
Lawrence E. Hiler                 56     Chairman, Hiler Industries            1992     2,166         *
                                         (metal castings)

Rex Martin                        50     Chairman, President and               1996     2,769         *
                                         Chief Executive
                                         NIBCO, Inc. (copper
                                         and plastic plumbing
                                         parts manufacturer)

Christopher J. Murphy III         55     Chairman of the Board,                1972 2,326,681     11.05 %
                                         President, and Chief
                                         Executive Officer, 1st Source
                                         Corporation; Chairman of the
                                         Board and Chief Executive
                                         Officer, 1st Source Bank; prior
                                         thereto, President and Chief
                                         Executive Officer, 1st Source
                                         Corporation and 1st Source
                                         Bank; and Director, Quality
                                         Dining, Inc.

                                       3

Timothy K. Ozark                 52     Chairman and Chief Executive           1999     5,300         *
                                        Officer, Aim Financial Corporation
                                        (mezzanine funding and leasing)

                                                 DIRECTORS CONTINUING IN OFFICE

Terms Expiring in April, 2003

Rev. E. William
Beauchamp, C.S.C                 59     Executive Vice President               1989       613         *
                                        Emeritus,University of Notre Dame

William P. Johnson               59     President, Flying J, LLC;              1996     2,288         *
                                        prior thereto, Chief Executive
                                        Officer, Goshen Rubber Co.,
                                        Inc. (rubber and plastic parts
                                        manufacturer); Director,
                                        Coachmen Industries, Inc.

Richard J. Pfeil                 69     Chairman and President,                1971    36,664         *
                                        Koontz-Wagner Electric
                                        Company, Inc. (electrical
                                        equipment installer and
                                        supplier)

Claire C. Skinner                47     Chairman of the Board,                 2000     2,205         *
                                        President, Chief Executive
                                        Officer, and Director,
                                        Coachmen Industries, Inc.
                                        (recreational vehicle and
                                        modular home manufacturer)

Terms Expiring in April, 2004
Daniel B. Fitzpatrick            44     Chairman, President,                   1995    29,370         *
                                        Chief Executive Officer and
                                        Director, Quality Dining,
                                        Inc. (quick service and casual
                                        dining restaurant operator)

                                       4


Wellington D. Jones III          57     Executive Vice President,              1998   230,427      1.09 %
                                        1st Source Corporation, and
                                        President and Chief Operating
                                        Officer, 1st Source Bank;
                                        prior thereto, Executive
                                        Vice President, 1st Source
                                        Corporation and 1st Source Bank

Dane A. Miller, Ph.D.            56     President, Chief Executive             1987    18,804         *
                                        Officer and Director,
                                        Biomet, Inc. (medical
                                        products and technology)

                                                    NON-DIRECTOR EXECUTIVE OFFICERS

Richard Q. Stifel                60     Executive Vice President,                      98,463         *
                                        Business Banking Group,
                                        1st Source Bank (since 1992)

Allen R. Qualey                  49     President and Chief Operating                  78,007         *
                                        Officer, Specialty Finance Group,
                                        1st Source Bank (since 1997);
                                        prior thereto, Executive Vice
                                        President and Senior Vice President,
                                        1st Source Bank

John B. Griffith                 44     Senior Vice President,                          2,749         *
                                        General Counsel and Secretary,
                                        1st Source Corporation and
                                        1st Source Bank (since 2001); prior
                                        thereto, Partner, McDermott, Will &
                                        Emery, and Partner, Winston & Strawn

Larry E. Lentych                 55     Senior Vice President,                         67,899         *
                                        Treasurer and Chief Financial
                                        Officer, 1st Source Corporation
                                        and 1st Source Bank (since 1988)

All Directors and Executive Officers as a Group                                     2,905,405     13.80%

* Represents holdings of less than 1%.

(1) Based on information furnished by the directors and executive officers as of February 19, 2002.

                                       5

(2) The amounts shown include shares of Common Stock held directly or indirectly in the following amounts by the spouse and other family members of the immediate household of the following director, who disclaims beneficial ownership of such securities: Christopher J. Murphy III, 1,605,948 shares. Voting authority for 959,103 shares owned beneficially by Mr. Murphy is vested in 1st Source Bank as Trustee for various family trusts. Investment authority for those shares is held by 1st Source Bank as Trustee of the underlying trusts.

(3) The principal occupation represents the employment for the last five years for each of the named directors and executive officers. Directorships presently held in other registered corporations are also disclosed.

Directors and officers of 1st Source and their affiliates were customers of and had transactions with 1st Source and its subsidiaries in the ordinary course of business during 2001; additional transactions are expected to take place in the ordinary course of business in the future. All outstanding loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility, or present other unfavorable features. Credit underwriting procedures followed were no less stringent than those for comparable transactions with other borrowers.

                                BOARD COMMITTEES

1st Source and its major subsidiary, 1st Source Bank, share the following permanent committees made up of board members of both organizations. Executive, Audit, Human Resources and Executive Compensation Committee members are appointed annually after the Annual Meeting of Shareholders.

EXECUTIVE COMMITTEE -- Members of the Executive Committee were Christopher
J. Murphy III, Chairman; Daniel B. Fitzpatrick, William P. Johnson, Rex Martin, Timothy K. Ozark, and Richard J. Pfeil. The committee did not meet in 2001. The committee has the power to act for the Board of Directors between Board meetings subject to certain statutory limitations. The committee also carries out the functions of the Nominating Committee and will consider nominees for election to the Board of Directors recommended by Shareholders, if submitted in writing at least 120 days prior to the next Annual Meeting to be held on or about April 22, 2003. Nominations should be addressed to the attention of the Chairman, Executive Committee, c/o 1st Source Corporation.

AUDIT COMMITTEE -- Members of the Audit Committee were Rex Martin,
Chairman; Rev. E. William Beauchamp, Daniel B. Fitzpatrick, Lawrence E. Hiler, Dane A. Miller, Timothy K. Ozark and Claire C. Skinner, 1st Source Directors; Terry L. Gerber, David L. Lerman, and John T. Phair, 1st Source Bank Directors. The committee held four meetings in 2001. The function of the Audit Committee is to select the Company's outside independent accountants and to review the scope and results of the audits by the internal audit staff and the independent accountants. The committee also reviews the adequacy of the accounting and financial controls and presents the results to the Board of Directors with respect to accounting practices and internal procedures. It also makes recommendations for improvements in such procedures.

HUMAN RESOURCES COMMITTEE -- Members of the Human Resources Committee were Richard J. Pfeil, Chairman and William P. Johnson, 1st Source Directors; Marilou Eldred, Hollis E. Hughes, Jr., H. Thomas Jackson, Craig A. Kapson, Mark D. Schwabero, and Elmer H. Tepe, 1st Source Bank Directors. The committee held three meetings in 2001. The purpose of the committee is to establish wage and benefit policies for 1st Source and its subsidiaries.

EXECUTIVE COMPENSATION COMMITTEE -- Members of the Executive Compensation Committee were Timothy K. Ozark, Chairman; William P. Johnson, Rex Martin and Richard J. Pfeil. The committee held two meetings in 2001. The Executive Compensation Committee determines compensation for senior management personnel, reviews the Chief Executive Officer and manages the company's stock plans.

MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTORS' COMPENSATION -- The Board of Directors held six meetings in 2001. Incumbent directors who attended fewer than 75% of the aggregate total meetings of the Board of Directors and all committees of the board of 1st Source on which they served were William P. Johnson and Rex Martin. Directors receive fees in the amount of $7,000 per year, and $600 per board meeting and committee meeting attended. Committee chairpersons receive $700 per meeting. Total fees paid in 2001 were $184,000.

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees 1st Source's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. The Board of Directors has adopted a Charter for the Audit Committee to set forth its authority and responsibilities. A copy of this Charter was included in the 2001 proxy statement as Exhibit A. All of the members of the Committee are independent as defined in the listing standards of the Nasdaq Stock Market.

The Committee reviewed the audited financial statements in the Annual
Report with management. The Committee also reviewed the financial statements with 1st Source's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee also considered with the auditors their judgments as to the quality, not just the acceptability, of 1st Source's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and 1st Source, including the matters in the written disclosures required by the Independence Standard Board, and considered the compatibility of nonaudit services provided by the independent auditors to 1st Source with the auditors' independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE

                              Rex Martin, Chairman
                           Rev. E. William Beauchamp
                             Daniel B. Fitzpatrick
                                Terry L. Gerber
                               Lawrence E. Hiler
                                David L. Lerman
                                 Dane A. Miller
                                Timothy K. Ozark
                                 John T. Phair
                               Claire C. Skinner


                       REMUNERATION OF EXECUTIVE OFFICERS

The following tables set forth all aggregate remuneration accrued by 1st Source and its subsidiaries for 2001 for 1st Source's chief executive officer and each of 1st Source's other four most highly compensated executive officers.


                                                 SUMMARY COMPENSATION TABLE

                                                            Annual                                    Long-Term
                                                        Compensation                                 Compensation

                                                                                  Awards       Payouts
                   (A)               (B)      (C)      (D)          (E)             (F)          (G)           (H)
                                                                                Securities
                                                                Other Annual    Underlying      LTIP        All Other
Name and Principal Position (1)     Year    Salary    Bonus(2)  Compensation   Options (#Sh) Payouts(2)  Compensation(3)
Christopher J. Murphy III           2001   $546,101  $ 557,500    $27,449            -        $179,080      $120,560
Chairman, President & CEO,          2000    518,269  1,037,056     23,923            -         153,859       112,786
1st Source, and Chairman            1999    492,308  1,022,493     21,733            -         237,863       108,558
& CEO, 1st Source Bank

Wellington D. Jones III             2001    292,868     38,000     19,420            -          63,003        15,191
Executive Vice President            2000    276,145     72,943     17,746            -          53,440        15,261
1st Source, and President           1999    259,553     45,357     16,179            -          81,234        14,544
& COO, 1st Source Bank

Allen R. Qualey                     2001    207,846     21,500      5,255            -          50,754        15,191
President and COO,                  2000    194,769     55,428      4,416            -          42,578        15,261
Specialty Finance Group,            1999    180,538     50,209      3,346            -          47,607        14,544
1st Source Bank

Richard Q. Stifel                   2001    191,303     12,500      5,404            -          30,944        15,191
Executive Vice President,           2000    183,877     34,787      5,125            -          27,203        15,261
Business Banking Group,             1999    174,035     23,404      4,515            -          45,336        14,544
1st Source Bank

Larry E. Lentych                    2001    155,846     20,240      2,490          554          24,950        15,146
Senior Vice President,              2000    147,058     31,894      2,159            -          21,610        15,134
Treasurer and CFO,                  1999    139,510     21,115      1,746            -          31,561        14,279
1st Source and 1st Source Bank


(1) Mr. Murphy, Mr. Jones, Mr. Qualey, Mr. Stifel, and Mr. Lentych (the "Executives") signed Employment Agreements (the "Agreements") in April 1998. Mr. Murphy's Agreement provides for a $553,875 base salary at December 31, 2001, with annual increases of not less than 5% effective March 31 of each year, and cash bonus payments based on a formula computed in a manner similar to the awards to executives under the Executive Incentive Plan and Long-Term Executive Award Program. Under the other four Agreements, Mr. Jones, Mr. Qualey, Mr. Stifel and Mr. Lentych receive base salaries of $296,000, $212,000, $190,320 and $158,000, respectively, at
     December 31, 2001, with annual increases at March 31 each year as may be determined by 1st Source, and cash and stock bonuses determined under the Executive Incentive Plan and the Long-Term Executive Award Program. The Agreements permit gross-up payments necessary to cover possible excise tax payments by the Executives and to reimburse the Executives for legal fees that might be expended in enforcing the Agreements' provisions or contesting tax issues relating to the Agreements' parachute provisions. Mr. Murphy's Agreement is a five-year agreement which is extended an additional year each year unless either party gives notice not to extend. The Agreements for Mr. Jones, Mr. Qualey, Mr. Stifel, and Mr. Lentych expire on December 31 of the years 2003, 2003, 2002, and 2002, respectively. In each case their Agreement will be extended from year to year thereafter unless either party gives notice not to extend. If any of the Executives terminate employment because of any adverse change in their status, he will continue to receive his base salary for a period of twelve months after his termination. If any of the Executives terminate employment within one year of a change in control (which term includes any third party which becomes beneficial owner of 50%, or in the case of Mr. Murphy, 20% or more of the outstanding stock of 1st Source, the election of a majority of new directors in connection with a sale, merger, other business combination or contested Board of Directors election, or any approval of any transaction which results in a disposition of substantially all of the assets of 1st Source), he will receive severance pay in cash equal to 2.99 times his "Annualized Includable Compensation" (as defined under the Internal Revenue Code of 1986, as amended.) The Agreements also include restrictive covenants which provide, among other things, that the Executives not compete with 1st Source in bank or bank-related services within certain designated counties of Indiana or divulge confidential information or trade secrets for a twenty-four month period after termination of employment. In the event of disability, the Executives will receive their base salary for up to one year, in addition to other disability programs in effect for all officers of 1st Source. Additionally, 1st Source has entered into a split-dollar life insurance agreement with Mr. Murphy which insures the lives of Mr. Murphy and his wife for $10.2 million.


(2) 1st Source has an Executive Incentive Plan (the "Plan") and the 1998 Performance Compensation Plan which are administered by the Executive Compensation Committee (the "Committee") of the Board. Awards under the Plan consist of cash and "Book Value" shares of Common Stock. "Book Value" shares are awarded annually on a discretionary basis and are subject to forfeiture over a period of five (5) years. The Plan shares may only be sold to 1st Source, and such sale is mandatory in the event of death, retirement, disability or termination of employment. 1st Source may terminate or extend the Plan at any time. During February 2001 and February 1996, 1st Source granted special long-term incentive awards (the "Awards") to participants in the Executive Incentive Plan administered by the Committee. The 2001 Award was granted for the attainment of the company's long-term goals for 2000, which were set in 1995. The 1996 Award was granted for the attainment of the company's long-term goals for 1995 which were set in 1990. Each Award was split between cash and 1st Source Common Stock valued at the market price at the time of the award. Such shares are subject to forfeiture over a period of ten (10) years. The first 10% of these shares was vested at the grant of the Award. Subsequent vesting requires (i) the participant to remain an employee of 1st Source and (ii) that 1st Source be profitable on an annual basis based on the determination of the Committee.

     1st Source also has a Restricted Stock Award Plan (the "Restricted Plan") for key employees. Awards under the Restricted Plan are made to employees recommended by the Chief Executive Officer and approved by the Committee. Shares awarded under the Restricted Plan are subject to forfeiture over a five (5) to ten (10) year period. Vesting is based upon meeting certain criteria, including continued employment by 1st Source.

     The bonus amounts shown represent the annual cash awards under the Plan, the 1998 Performance Compensation Plan and other cash bonuses. Vested stock under the Plan, the Awards and the Restricted Plan are included in the LTIP Payouts column. The value placed on "Book Value" shares is the book value per share as of December 31 of each year. The value placed on market value shares is market value as of December 31 of each year. Mr. Murphy receives this vested amount in cash.

     Unvested stock holdings under the Plan, the Awards and the Restricted Plan as of December 31, 2001, are as follows:

                           Book Value    Market Value    Calculated
Name                         Shares         Shares          Value
Christopher J. Murphy III    38,473         17,656        $932,186
Wellington D. Jones III      15,576          6,194         357,650
Allen R. Qualey              12,828          5,144         295,437
Richard Q. Stifel             7,021          2,775         160,862
Larry E. Lentych              7,003          2,209         148,880

(3) Mr.Murphy's amount in the "All Other Compensation" column includes $105,369, $97,525, and $94,014 for 2001, 2000, and 1999, respectively, for the current value on an actuarial basis of his split-dollar life insurance agreement. All other amounts reported in the "All Other Compensation" column represent 1st Source contributions to defined contribution retirement plans.

              EXECUTIVE INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                  Number of                Performance
                                 Book Value                Period Until
Name                              Shares(1)                  Payout(2)
Christopher J. Murphy III           4,922                   5 years
Wellington D. Jones  III            2,580                   5 years
Allen R. Qualey                     1,460                   5 years
Richard Q. Stifel                     849                   5 years
Larry E. Lentych                    1,375                   5 years

(1)  Mr. Murphy will receive his vested awards in cash.

(2) Vesting of awards is tied to 1st Source achieving targeted annual increases in net income over the next five years. Twenty percent (20%) of the award vests each year based on attaining the performance.

                              PENSION PLAN BENEFITS

Annual pension benefits payable to executive officers after their retirement under annuity contracts received from the terminated Pension Plan are as follows:

                                          Annual Pension
Name                                         Benefits
Christopher J. Murphy III                     $17,078
Wellington D. Jones III                         6,694
Richard Q. Stifel                               3,879
Larry E. Lentych                                4,827

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

1st Source officers are reviewed annually by their immediate supervisor. The review includes assessment of management performance and achievement of individual, group, and company goals.

The performance review is a normal part of 1st Source's Salary
Administration Program. All positions are rated and placed in a salary range. Annually, with our approval, management establishes a salary performance grid that sets the range of merit increases that may be given to officers depending on their review and their respective position (lower, middle or upper third) in their respective salary range.

The categories of performance under the Company's review program are:

--   Substantially and consistently exceeds job requirements
--   Often exceeds job requirements
--   Meets and sometimes exceeds job requirements
--   Meets some job requirements, improvement is required
--   Does not meet minimal job requirements

Management awards salary increases as determined under the guidelines of the Salary Administration Program in conformance with the salary performance grid in effect for the year and the annual budget.

All of the officers reported herein, including Mr. Murphy, are under the 1st Source Salary Administration Program. In his case, he is evaluated by us against a series of objectives set in the Company's annual budget plan and in its long-term strategic plan as annually approved by our full Board. In January 2002, we reviewed Mr. Murphy's salary. Under his employment contract described elsewhere in this proxy statement, Mr. Murphy has a right to receive a minimum annual increase of 5%. Mr. Murphy waived his right to a 5% increase for this review due to the Company's 2001 credit performance. With this in mind, we reviewed his performance against the Company's 2001 Plan and his progress toward achieving the Company's long-term plan. Despite the 2001 credit performance, the Company met a number of its other quantitative and qualitative objectives in 2001. We determined that Mr. Murphy's performance "meets and sometimes exceeds job requirements," and he was therefore eligible under the plan to receive up to a 4% base salary increase.
We determined it to be in the best interest of the Company to increase Mr. Murphy's salary to $570,000 effective March 31, 2002, up from the previous amount of $553,875 approved by us in January 2001 and effective March 31, 2001.

Bonuses under 1st Source's Executive Incentive Plan are determined annually following the close of the year. The bonus is calculated based on the officer's "partnership level" adjusted for the Company's performance relative to plan and for the individual's performance relative to weighted objectives set at the beginning of the year. In Mr. Murphy's case, the base bonus calculation is 25% of his salary. For each 1% that the company varies from its profit plan for the year, the base bonus is adjusted up or down by 2.5%.

Once the base bonus is calculated, an officer can receive 100% to 300% of the amount depending on their individual performance. As with all Executive Incentive Plan participants, the reviewer assesses performance relative to an agreed upon set of objectives. In Mr. Murphy's case, these are the annual business objectives, including net income, return on equity, return on assets, net charge-offs and the achievement of a set of general management objectives, and a composite of the performance of the senior officers reporting directly to Mr. Murphy. In 2001, the Company recorded an increase in net income despite a more difficult credit environment, significantly expanded its branch network and generally met its qualitative objectives. Accordingly, Mr. Murphy was awarded a bonus of $145,000 for 2001's performance.

Under the Company's Executive Incentive Plan, 50% of the Executive
Incentive Plan bonus will be paid in cash in March 2002 to Mr. Murphy. The other 50% is subject to forfeiture over the next five (5) years. The forfeiture lapses ratably for each year Mr. Murphy remains with the Company and for each year or period of years the Company grows its net income by a targeted minimum per year. During this period, the "at risk" portion of the bonus is delineated in book value stock but is paid in cash to Mr. Murphy as the forfeiture lapses.

In addition, the Executive Compensation Committee awarded Mr. Murphy a cash bonus under the 1998 Performance Compensation Plan previously approved by the shareholders and based on goals established by us at the beginning of 2001. For 2001 the award level set was 2.5% of net income, or $962,000, the same percentage as set for the three previous years. However, due to the increasse of nonperforming assets and the general deterioration of credit quality in the company, the bonus was reduced to $485,000 (1.26% of net income). This bonus was awarded in recognition of 1st Source's partial achievement of the specific goals.


                        EXECUTIVE COMPENSATION COMMITTEE

                           Timothy K. Ozark, Chairman
                               William P. Johnson
                                   Rex Martin
                                Richard J. Pfeil

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The persons named on page 13 were the only persons who served on the Executive Compensation Committee of the Board of Directors during the last fiscal year.


                                 OPTION GRANTS IN LAST FISCAL YEAR

       (a)                     (b)              (c)               (d)              (e)              (f)
                           Number of        % of Total
                           Securities         Options
                           Underlying       Granted to          Exercise                           Grant
                            Options          Employees           Price         Expiration          Date
Name                       Granted(1)      in Fiscal Year       $/Share           Date           Value(2)

Larry E. Lentych               554              1%              $24.00         12/31/2003         $3,700


(1) The date the options are first exercisable is August 22, 2002. Options are subject to a three-year holding period after exercise.

(2) Grant date values have been determined using the Black-Scholes option pricing model. The assumptions used in calculating the Black-Scholes present value for these grants were as follows: dividend yield of 1.86%; expected volatility of 45.49%; risk-free interest rate of 3.86%; and expected life of 2.36 years.



                                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                               AND DECEMBER 31, 2001 OPTION VALUES

                  (a)                 (b)              (c)            (d)                               (e)
                                                                    Number of                   Value of Unexercised
                                                               Securities Underlying                In-the-Money
                                                               Unexercised Options at                Options at
                                                                 December 31, 2001               December 31, 2001
                                 Shares Acquired      Value
Name                               on Exercise       Realized   Exercisable Unexercisable    Exercisable    Unexercisable

Christopher J. Murphy III                -               $ -     423,847          -           $3,945,959     $       -
Wellington D. Jones III              8,070            66,885      69,776          -               75,463             -
Allen R. Qualey                      2,205            20,766     110,217      2,668              452,895        11,728
Richard Q. Stifel                    1,431            18,115      67,207          -              304,767             -
Larry E. Lentych                     2,348            24,777      62,510        554              267,003             -


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934 requires executive officers and directors to file reports of ownership and changes in ownership of 1st Source Corporation stock with the Securities and Exchange Commission and to furnish 1st Source with copies of all reports filed. Based solely on a review of the copies of such reports furnished to 1st Source and written representations from the executive officers and directors that no other reports were required, 1st Source believes that all filing requirements were complied with during the last fiscal year.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The financial statements of 1st Source are audited annually by independent accountants. For the year ended December 31, 2001 the audit was performed by Ernst & Young LLP. Fees for the last annual audit were $142,000 and all other fees were $181,500, including audit related services of $164,000 and nonaudit services of $17,500. Audit related services generally include fees for pension and statutory audits, accounting consultations, and SEC registration statements. Representatives of the firm of Ernst & Young LLP will be available to respond to questions during the Annual Meeting. These representatives have indicated that they do not presently intend to make a statement at the Annual Meeting. Ernst & Young LLP will continue as 1st Source's independent accountants for the year ending December 31, 2002, as recommended by the Audit Committee and approved by the Board of Directors.

1st Source notified its former accountant, PricewaterhouseCoopers LLP
("PwC") on April 18, 2000 that it would be conducting a request for proposals for a possible change in independent accountants. 1st Source invited PwC to submit a proposal. On May 26, 2000, PwC informed 1st Source that it would not be submitting a proposal in response to 1st Source's request and, therefore, it declined to stand for reelection as 1st Source's independent accountants.

PwC's report on the financial statements of 1st Source for the years ended December 31, 1999 and 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

There was a disagreement with PwC concerning income recognition on securitized loans in accordance with SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The disagreement was resolved to PwC's satisfaction in mid-February, 2000 after 1st Source changed its method of estimating the timing of cash flows and certain assumptions relating to the securitized loans as well as 1st Source's retained interests in such loans. These changes in the estimates used resulted in a difference in the timing of revenue recognition, but had no effect on total cash flows to be derived from the securitized transactions. Such changes resulted in 1st Source filing an amended Form 10-K for 1998, including a revised auditor's report referring to the revisions, and related amended forms 10-Q for the affected periods. The changes increased net earnings for 1998 from $31,020,000 to $31,457,000 (a change of 1.4%) with no change in total earnings for 1999. Management reported regularly to the Audit Committee regarding these matters prior to reaching resolution of the disagreement with PwC. The Audit Committee also discussed the matter directly with PwC on April 18, 2000. 1st Source has authorized PwC to respond fully to inquiries of its successor auditor concerning these matters.

On June 14, 2000 the Audit Committee of 1st Source's Board of Directors engaged the firm of Ernst & Young LLP as independent accountants for fiscal year 2000. The decision to change accountants was recommended and approved by the Audit Committee of the Board of Directors of 1st Source.

                         PROPOSALS OF SECURITY HOLDERS

Proposals submitted by security holders for presentation at the next Annual Meeting must be submitted in writing to the Secretary, 1st Source Corporation, on or before November 5, 2002.

                             ADDITIONAL INFORMATION

As to the proposals presented for approval, a plurality of the shares voted is required for approval.

COPIES OF 1ST SOURCE'S MOST RECENT FORM 10-K WILL BE PROVIDED, WITHOUT CHARGE, ON WRITTEN REQUEST TO: TREASURER, 1ST SOURCE CORPORATION, POST OFFICE BOX 1602, SOUTH BEND, INDIANA 46634.

A copy of 1st Source's Annual Report is furnished herewith to Shareholders for the calendar year ended December 31, 2001, containing financial statements for such year. The financial statements and the Report of Independent Accountants are incorporated by reference in this Proxy Statement.

By Order of the Board of Directors,

John B. Griffith
Secretary

South Bend, Indiana
March 12, 2002

                                       18